Exhibit 10(a)
                                WELLMAN, INC.
                           1997 STOCK OPTION PLAN


1.   Purpose

     This 1997 Stock Option Plan (the "1997 Plan") is intended to provide a favorable opportunity for certain key executive and managerial employees of Wellman, Inc. (the "Company") and its subsidiaries to purchase shares of the Company's Common Stock. Such opportunity should provide an increased incentive for these employees to contribute to the Company's future success and prosperity, thus enhancing the value of the stock for the benefit of the stockholders, and increase the Company's ability to attract and retain individuals of exceptional skill upon which, in large measure, its sustained progress, growth and profitability depend.

     The options granted pursuant to this 1997 Plan shall not be incentive stock options and the terms of any options granted shall provide that it will not be treated as an incentive stock option. Options granted pursuant to the 1997 Plan shall hereinafter be referred to as "Options".

2.   Administration

     The 1997 Plan shall be administered by the members of the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall be comprised, in the discretion of the Board, of two or more Directors, each of whom is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, as then in effect. The Committee shall from time to time at its discretion determine employees eligible for Options to be granted under the 1997 Plan, the number of shares subject to each Option, and such other matters specifically delegated to it under this 1997 Plan.

     The Committee shall have the final authority to interpret and construe the terms of the 1997 Plan and of any Option. No member of the Committee shall be liable for any action, interpretation or construction made in good faith with respect to the 1997 Plan or any Option.

3.   Eligibility

     Key executive and managerial employees (including officers, whether or not they are directors) of the Company and its subsidiaries shall be eligible to receive Options. A director of the Company who is not a full-time employee of the Company shall not be eligible to receive Options. An eligible employee holding stock options and Options may receive additional Options.

4.   Stock

     Subject to adjustment in accordance with the provisions of Article 5(h) of the 1997 Plan, the maximum number of shares of Common Stock of the Company ("Shares") to be reserved for issuance upon the exercise of Options granted under the 1997 Plan shall not exceed 2,000,000 shares of Common Stock. Any or

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all of the shares subject to Options under the 1997 Plan may be authorized but unissued shares of Common Stock, or issued shares of Common Stock held by the Company in its treasury, as the Committee shall determine.

     In the event that an Option expires or is terminated, the Shares allocable to the unexercised portion of such Option may again be subject to an Option.

5.   Terms and Conditions of Options

     Options shall be evidenced by agreements in such form as the Committee shall from time to time determine, which agreements shall comply with and be subject to the following terms and conditions:

     (a)  Option Period

          The vested and exercisable portion of the Option, as determined in accordance with Article 5(e), may be exercised for a period of 11 years from the date that the Option is granted; provided, however, that (i) in the event that (A) an optionee voluntarily resigns from employment with the Company and such optionee does not subsequently compete with the Company, or (B) an optionee's employment with the Company is terminated without cause, the period during which the vested and exercisable portion of the Option may be exercised shall not exceed one year after such termination (but not subsequent to the expiration of the Option); (ii) in the event that an optionee's employment is terminated (Y) by reason of death or disability (as that term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) or (Z) upon retirement on or after 55 years of age, the period during which the vested and exercisable portion of the Option may be exercised shall not exceed three years after such death, disability or retirement (but not subsequent to the expiration of the Option); and (iii) in the event that an optionee's employment is terminated for cause (as hereinafter defined in subparagraph (k) hereof), or if the optionee shall voluntarily resign and such optionee subsequently competes with the Company, the Option shall not be exercisable at any time.

     (b)  Number of Shares

          Each Option shall state the number of Shares to which it pertains.

     (c)  Option Price

          Each Option shall state the price at which the Option shall be exercised ("Option Price"). The Option Price shall be equal to the average of the highest and lowest sales prices of the Common Stock upon the national securities exchange that the shares of Common Stock are traded on each of the twenty (20) days that sales have been made prior to the grant of the Option.

     (d)  Medium and Time of Payment

          The option price shall be payable in United States dollars upon the exercise of the Option and may be paid in cash or by personal or certified check, bank draft or postal or express money order.

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     (e)  Vesting of Option

          Each Option shall be vested and exercisable to the extent of 20% of the total number of Shares to which it pertains beginning one year after the date it is granted and as to an additional 20% beginning on each of the second, third, fourth and fifth anniversaries of the date it is granted; provided, however, that: (i) in the event that an employee is terminated for cause (as hereinafter defined in subparagraph (k) of this paragraph), or an employee voluntarily resigns and subsequently competes with the Company, his Option shall not be deemed vested or exercisable to any extent; (ii) in the event that an employee's employment is terminated because of death or disability, any Option granted to him shall be deemed vested and exercisable as if the termination date were the next succeeding anniversary of the date the Option was granted; and (iii) all Options shall be exercisable in full upon the occurrence of a Change in Control of the Company.

          For purposes of this Article 5(e) and Article 5(a), termination of employment shall be considered to occur when an employee is no longer a full-time employee of the Company or of any parent or subsidiary corporation of the Company; whether a leave of absence shall constitute termination of employment for purposes of the 1997 Plan shall be determined by the Committee; and the Committee shall determine whether a termination is with or without cause, or whether an optionee subsequent to termination competes with the Company.

          For purposes of this Article 5(e), a "Change in Control" shall be deemed to have occurred if (a) any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company, any of its subsidiaries, any employee benefit plan of the Company or of any subsidiary, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of the period.

     (f)  Non-Transferability

          An Option shall be exercisable during the optionee's lifetime only by him or his Permitted Transferee (as hereinafter defined) and after his death only by his personal representative or Permitted Transferee, and the option shall not be assignable or transferable by him, otherwise (i) than by will or the laws of descent or distribution, (ii) pursuant to a qualified domestic relations order, as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, or
(iii) to a Permitted Transferee if no consideration is received by the optionee for such transfer.

          For purposes of this Article 5(f), a "Permitted Transferee" shall be a member of the immediate family (i.e., parent, spouse or child) of the optionee. Once so transferred, it shall not be further transferable. Any

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transferee shall be required to provide evidence of transfer satisfactory to the Committee. No transfer by the optionee by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

     (g)  Investment Representation

          Each Option Agreement may provide that, upon demand by the Committee for such a representation, the optionee (or any permissible transferee of the option under Article 5(f)) shall deliver to the Committee at the time of any exercise of an Option or portion thereof a written representation that the Shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any Shares issued upon exercise of an Option and prior to the expiration of the Option period shall be a condition precedent to the right of the optionee or such other transferee to purchase any Shares.

     (h)  Adjustments in Event of Change in Voting Shares

          In the event of any change in the voting Shares of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of voting Shares at a price substantially below fair market value, or rights offering to purchase voting Shares, or of any similar change affecting the voting Shares, the number and kind of Shares which thereafter may be optioned and sold under the 1997 Plan and the number and kind of Shares subject to option in outstanding option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable in its discretion to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the 1997 Plan.

     (i)  No Rights as a Shareholder

          An optionee or a transferee of an Option shall have no rights as a shareholder with respect to Shares covered by his Option until the date as of which a stock certificate is issued to him for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

     (j)  No Right to Continued Employment

          The Option Agreement shall not confer upon the optionee any right with respect to continuance of employment by the Company or a parent or subsidiary corporation of the Company, nor shall it interfere in any way with the right of his employer to terminate his employment at any time.




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     (k)  Definition of Cause

          The term "cause" in the context of a termination of employment means only one or more of the following: (i) the commission in the course of employment of any dishonest or fraudulent act; (ii) conviction of a felony (from which, through lapse of time or otherwise, no successful appeal shall have been made) whether or not committed in the course of employment; (iii) the willful refusal to carry out reasonable instructions of the Board of Directors of the Company which has a material adverse affect upon the Company or any of its subsidiaries; and (iv) the willful disclosure of any trade secrets or material confidential corporate information to persons not authorized to know same.

     (l)  Other Provisions

          The Committee may, as a condition precedent to the exercise of any Option, require the holder of the Option (including, in the event of his death, his legal representatives, legatees or distributees) to enter into such agreements or to make such representations as may be required to make lawful under the laws of the U.S. or any foreign country the exercise of the Option and the ultimate disposition of the Shares acquired by such exercise.

          The Option Agreements authorized under the 1997 Plan shall contain such other provisions, consistent with the 1997 Plan, as the Committee shall deem advisable.

6.   Term of 1997 Plan

     Subject to Article 8, the 1997 Plan shall remain in effect until all Shares subject or which may become subject to the 1997 Plan shall have been purchased pursuant to Options.

7.   Indemnification of Committee

     To the full extent permitted by law, the Company shall indemnify each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that he, or his testator or intestate, is or was a member of the Committee.

8.   Amendment of the Plan

     The Board of Directors of the Company may from time to time amend, suspend or discontinue the 1997 Plan, provided, however, that, subject to the provisions of Article 5(h), no action of the Board of Directors or of the Committee may: (i) increase the number of Shares subject to the 1997 Plan pursuant to Article 4; (ii) permit the granting of any Option at a price less than that determined in accordance with Article 5(c); or (iii) permit the granting of Options which expire beyond the period provided for in Article 5(a). Without the written consent of an optionee, no amendment or suspension of the 1997 Plan shall alter or impair any Option previously granted to him under the 1997 Plan.



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9.   Application of Funds

     The proceeds received by the Company from the sale of Shares pursuant to Options will be used for general corporate purposes.

10.  No Obligation to Exercise Option

     The granting of an Option shall impose no obligation upon the optionee to exercise such Option.












































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